AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                             FUN CITY POPCORN, INC.

                            LEV PHARMACEUTICALS, INC.

                                       AND

                              LEV ACQUISITION CORP.



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     This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of November 5, 2004, among Fun City Popcorn, Inc., a Nevada corporation ("Parent"), LEV Pharmaceuticals, Inc., a Delaware corporation ("Lev") and LEV Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Lev Merger Sub").

                                    RECITALS

     A. Upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law ("Delaware Law") and the Nevada Corporation Law ("NCL"), Parent, Lev and Lev Merger Sub intend to enter into a business combination transaction.

     B. The Board of Directors of Lev (i) has determined that the Merger (as defined in Section 1.2 below) is consistent with and in furtherance of the long-term business strategy of Lev and fair to, and in the best interests of, Lev and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement, (iii) has adopted a resolution declaring the Merger advisable and (iv) has determined to recommend that the stockholders of Lev adopt this Agreement.

     C. The Board of Directors of Parent (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and fair to, and in the best interests of, Parent and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement, (iii) has adopted a resolution declaring the Merger advisable and (iv) has approved the issuance of shares of Parent Common Stock (as defined below) and Parent Convertible Preferred Stock pursuant to the Merger (the "Share Issuance").

     D. The Board of Directors of Lev Merger Sub (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Lev Merger Sub, respectively, and fair to and in the best interests of, Lev Merger Sub and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement; and (iii) has adopted a resolution declaring the Merger advisable.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                   THE MERGER
                                   ----------

     1.1 The Merger. At the Effective Time (as defined in Section 1.2 hereof) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law ("Delaware Law"), Lev Merger Sub shall be merged with and into Lev (the "Merger"), the separate corporate existence of Lev Merger Sub shall cease and Lev shall continue as the surviving corporation and shall become a wholly-owned subsidiary of Parent. The surviving corporation after the Lev Merger is sometimes referred to hereinafter as the "Lev Surviving Corporation."

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     1.2 Effective Time. Unless this Agreement is earlier terminated pursuant to
Article VII hereof, the closing of the Merger and the other transactions contemplated by this Agreement (the "Closing") will take place at the offices of Lev, at a time and date to be specified by the parties, but in no event later than two (2) business days following satisfaction or waiver of the conditions set forth in Article VI hereof. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger (or like instrument) (a "Certificate of Merger") with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of Delaware Law (the times at which the Merger has become fully effective (or such later time as may be agreed in writing by Lev and specified in the Certificate of Merger) is referred to herein as the "Effective Time").

     1.3 Effect of the Merger. (a) At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as provided herein, all the property, rights, privileges, powers and franchises of Lev and Lev Merger Sub shall vest in the Lev Surviving Corporation, and all debts, liabilities and duties of Lev and Lev Merger Sub shall become the debts, liabilities and duties of the Lev Surviving Corporation.

         (b) Prior to or at the Effective Time, the properties and assets of Parent and its Subsidiaries (as defined in Section 2.1) will be free and clear of any and all encumbrances, charges, claims equitable interests, liens, options, pledges, security interests, mortgages, rights of first refusal or restrictions of any kind and nature (collectively, the "Encumbrances"), except for such liabilities, accounts payable, debts, adverse claims, duties, responsibilities and obligations of every kind or nature, whether accrued or unaccrued, known or unknown, direct or indirect, absolute, contingent, liquidated or unliquidated and whether arising under, pursuant to or in connection with any contract, tort, strict liability or otherwise (collectively the "Liabilities") of Parent which shall be set forth in Schedule 3.5 .

         (c) Promptly following the Effective Time, subject to stockholder approval, it is expected that Parent will file an Amendment to its Articles of Incorporation changing its name to "Lev Pharmaceuticals, Inc." (the "Amendment Articles").

     1.4 Certificates of Incorporation; Bylaws. (a) Unless otherwise determined by Lev prior to the Effective Time, at the Effective Time, the Certificate of Incorporation of Lev Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Lev Surviving Corporation at and after the Effective Time until thereafter amended in accordance with the Delaware Law and the terms of such Certificate of Incorporation; provided, however, that at the Effective Time, Article I of the Certificate of Incorporation of the Lev Surviving Corporation shall be amended and restated in its entirety to read as follows: "The name of the corporation is Lev Pharmaceuticals, Inc." The Certificate of Incorporation of the Lev Surviving Corporation shall be approved by Parent's counsel and Lev's counsel and shall be attached as Exhibit C to this Agreement.

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         (b) Unless otherwise determined by Lev prior to the Effective Time, (i)
the Bylaws of Lev Merger Sub as in effect immediately prior to the Effective
Time shall be the Bylaws of the Lev Surviving Corporation at and after the Effective Time, until thereafter amended in accordance with Delaware Law and the terms of Certificate of Incorporation of the Lev Surviving Corporation and such By Laws.

     1.5 Lev Directors and Officers. (a) Unless otherwise determined by Lev prior to the Effective Time, the directors of Lev Merger Sub immediately prior to the Effective Time shall be the directors of the Lev Surviving Corporation and at and after the Effective Time, each to hold the office of a director of the Lev Surviving Corporation in accordance with the provisions of Delaware Law and the Certificate of Incorporation and Bylaws of the Lev Surviving Corporation until their successors are duly elected and qualified.

         (b) Unless otherwise determined by Lev prior to the Effective Time, the officers of Lev Merger Sub immediately prior to the Effective Time shall be the officers of the Lev Surviving Corporation at and after the Effective Time, each to hold office in accordance with the provisions of the Bylaws of the Lev Surviving Corporation.

     1.6 Effect on Capital Stock. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Lev and Lev Merger Sub or the holders of any of the following securities, the following shall occur:

         (a) Conversion of Lev Common Stock. Each share of Common Stock, par value $0.00001 per share of Lev (the "Lev Common Stock") issued and outstanding immediately prior to the Effective Time (excluding any share of Lev Common Stock to be canceled and extinguished pursuant to Section 1.6(b) will be automatically converted (subject to Sections 1.6(e)) into (i) one-fifth of a share of Common Stock, par value $0.01 per share, of Parent (the "Parent Common Stock") and (ii) ..1904425 shares of Convertible Preferred Stock, par value $0.01 per share, of Parent (the "Parent Preferred Stock"), such that the holders of Lev Common Stock will, in the aggregate, receive 5,250,928 shares of Parent Common Stock and 5,000,000 shares of Parent Preferred Stock (such aggregate shares of Parent Common Stock and Parent Preferred Stock being referred to in this Agreement as the "Lev Merger Consideration"). Each share of Parent Preferred Stock shall be automatically convertible into 13.940688 shares of Parent Common Stock upon approval by the stockholders of Parent of a Certificate of Amendment of Parent's Articles of Incorporation which increases the authorized Parent Common Stock to 150,000,000 shares. Upon conversion of the Parent Preferred Stock, the holders of Lev Common Stock, outstanding Lev Stock Options and outstanding Lev Warrants will own or be exercisable for, as the case may be, an aggregate 74,954,368 shares of Parent Common Stock on a fully diluted basis. If any shares of Lev Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with Lev, then the shares of Parent Common Stock and Parent Preferred Stock issued in exchange for such shares of Lev Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock and Parent Preferred Stock may accordingly be marked with appropriate legends.

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         (b) Cancellation of Lev Stock. Each share of Lev Common Stock held by
Lev or any direct or indirect wholly-owned subsidiary of Lev immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

         (c) Lev Stock Options. At the Effective Time, all options to purchase Lev Common Stock then outstanding under Lev's 2004 Omnibus Incentive Compensation Plan, as amended as of the date hereof (the "Lev Option Plan"), the Lev Option Plan itself, shall be assumed by Parent in accordance with Section 5.4.

         (d) Lev Warrants. At the Effective Time, all warrants to purchase Lev Common Stock then outstanding shall be assumed by Parent in accordance with
Section 5.4.

         (e) Adjustments to Lev Merger Consideration. Except as described in
Section 1.8, the Lev Merger Consideration shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into or exercisable or exchangeable for Parent Common Stock, Parent Preferred Stock or Lev Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Stock, Parent Preferred Stock or Lev Common Stock occurring or having a record date on or after the date hereof and prior to the Effective Time.

         (f) Fractional Shares. No fraction of a share of Parent Common Stock or Parent Preferred Stock will be issued by virtue of the Merger. In lieu thereof any fractional share will be rounded to the nearest whole share of Parent Common Stock or Parent Preferred Stock, as the case maybe (with .5 being rounded up).

     1.7 Surrender of Certificates. (a) Parent to Provide Common Stock. Promptly after the Effective Time, Parent shall make available in accordance with this
Article I, the shares of Parent Common Stock and Parent Preferred Stock issuable pursuant to Section 1.6(a) in exchange for outstanding shares of Lev Common Stock.

         (b) Exchange Procedures. Promptly after the Effective Time, Parent shall mail to each holder of record (as of the Effective Time) of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of Lev Common Stock (the "Certificates") (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Parent and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock and shares of Parent Preferred Stock pursuant to Section 1.6(a). Upon surrender of Certificates for cancellation to the Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole shares of Parent Common Stock and Parent Preferred Stock into which their shares of Lev Common Stock were converted pursuant to Section 1.6(a), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed, from and after the Effective Time, to evidence only the ownership of the number of whole shares of Parent Common Stock and Parent Preferred Stock into which such

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shares of Lev Common Stock shall have been so converted (including any voting, notice or other rights associated with the ownership of such shares of Parent Common Stock and Parent Preferred Stock under the Certificate of Incorporation or Bylaws of Parent or under the NCL).

         (c) Transfers of Ownership. If certificates representing shares of Parent Common Stock and Parent Preferred Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have (i) paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates representing shares of Parent Common Stock and Parent Preferred Stock in any name other than that of the registered holder of the Certificates surrendered, or (ii) established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

         (d) Required Withholding. Each of the Parent and Lev Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Lev Common Stock such amounts as may be required to be deducted or withheld therefrom under the United States Internal Revenue Code of 1986, as amended, (the "Code") or state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

         (e) No Liability. Notwithstanding anything to the contrary in this
Section 1.7, neither the Parent nor the Lev Surviving Corporation nor any party hereto shall be liable to a holder of shares of Parent Common Stock, Parent Preferred Stock or Lev Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.8 No Further Ownership Rights in Lev Common Stock. All shares of Parent Common Stock and Parent Preferred Stock issued in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Lev Common Stock. After the Effective Time, there shall be no further registration of transfers on the records of Lev Surviving Corporation of shares of Lev Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Lev Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.9 Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Parent shall issue and pay in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the shares of Parent Common Stock and Parent Preferred Stock into which the shares of Lev Common Stock represented by such Certificates were converted pursuant to Section 1.6(a); provided, however, that the Parent may, in its discretion and as a condition precedent to the issuance of such certificates representing shares of Parent Common Stock and Parent Preferred Stock require the owner of such lost, stolen or destroyed Certificates to deliver a bond in

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such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or Lev Surviving Corporation with respect to the Certificates alleged to have been lost, stolen or destroyed.

     1.10 Tax Treatment. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code. Each of the parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations (the "Regulations"). Both prior to and after the Closing, each party's books and records shall be maintained, and all federal, state and local income tax returns and schedules thereto shall be filed in a manner consistent with the Merger being qualified as a reverse triangular merger under Section 368(a)(2)(E) of the Code (and comparable provisions of any applicable state or local laws).

     1.11 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Lev Surviving Corporation (and/or its successor in interest) with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Lev and Lev Merger Sub, the officers and directors of Parent and the Lev Surviving Corporation shall be fully authorized (in the name of Lev Merger Sub, Lev and otherwise) to take all such necessary action.

                                   ARTICLE II
                      REPRESENTATIONS AND WARRANTIES OF LEV
                      -------------------------------------

     Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to Parent by Lev on or prior to entering into this Agreement a copy of which is attached hereto as Exhibit A and incorporated herein by this reference (the "Lev Schedule"), Lev each hereby represents and warrants to Parent and Lev Merger Sub that:

     2.1 Organization of Lev. (a) Lev is a corporation duly organized, validly existing and in good standing under the laws of Delaware; has the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted; and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Lev Material Adverse Effect. As used in this Agreement, the term (i) "Subsidiary" means the subsidiaries of Lev set forth in Schedule 2.1 of the Lev Schedule and (ii) "Lev Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of Lev and its Subsidiaries as a whole, or on the ability of the Lev to consummate the transactions contemplated by this Agreement; it being understood, however, that Lev's continuing incurrence of losses, as long as such losses are in the ordinary course of business and are comparable to those incurred by Lev prior to the date hereof, shall not, alone, be deemed to be a Lev Material Adverse Effect.

         (b) Lev has delivered to Parent a true and complete list of all of Lev's Subsidiaries, indicating the jurisdiction of incorporation of each Subsidiary and Lev's equity interest therein.

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         (c) Lev has delivered or made available to Parent a true and correct copy of the Certificate of Incorporation and Bylaws of Lev and similar governing instruments of each of its Subsidiaries, each as amended to date, and each such instrument is in full force and effect. Neither Lev nor any of its Subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent governing instruments.

     2.2 Lev Capital Structure. The authorized capital stock of Lev consists of 100,000,000 shares of Common Stock, par value $.00001 per share, of which there were 25,148,973 shares issued and outstanding as of September 30, 2004 and 5,000,000 shares of Preferred Stock, par value $.00001 per share, of which none are outstanding as of September 30, 2004. All outstanding shares of Lev Common Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Lev, or any agreement or document to which Lev is a party or by which it is bound. As of September 30, 2004, Lev had reserved an aggregate of 3,500,000 shares of Lev Common Stock, net of exercises, for issuance to employees, consultants and non-employee directors pursuant to the Lev Option Plan, under which options are outstanding for 1,000,000 shares. As of September 30, 2004, Lev had reserved an aggregate of 105,667 shares of Lev Common Stock for issuance to holders of warrants to purchase shares of Lev Common Stock. All shares of Lev Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. Schedule 2.2 lists (i) each outstanding option to acquire shares of Lev Common Stock as of September 30, 2004, the name of the holder of such option, the number of shares subject to such option, the exercise price of such option, the number of shares as to which such option will have vested at such date, the vesting schedule for such option and whether the exercisability of such option will be accelerated in any way by the transactions contemplated by this Agreement or for any other reason and indicates the extent of acceleration, if any, and (ii) each outstanding Lev Warrant as of September 30, 2004, the name of the holder of such Lev Warrant and the exercise price therefor.

     2.3 Obligations With Respect to Capital Stock. Except as set forth in
Section 2.2, there are no equity securities, partnership interests or similar ownership interests of any class of Lev, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests issued, reserved for issuance or outstanding. Except for securities Lev owns, directly or indirectly through one or more Subsidiaries, there are no equity securities, partnership interests or similar ownership interests of any class of any Subsidiary of Lev, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests issued, reserved for issuance or outstanding. Except as set forth in Section 2.2, there are no options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Lev or any of its Subsidiaries is a party or by which it is bound obligating Lev or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of Lev or any of its Subsidiaries or obligating Lev or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, partnership interest or similar

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ownership interest, call, right, commitment or agreement. Except as set forth in
Schedule 2.3, there are no registration rights and, to the knowledge of Lev there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of Lev or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its Subsidiaries.

     2.4 Authority. (a) Lev has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Lev, subject only to the adoption of this Agreement by Lev's stockholders and the filing and recordation of the Certificate of Merger pursuant to Delaware Law. A vote of the holders of at least a majority of the outstanding shares of the Lev Common Stock is required for Lev's stockholders to approve and adopt this Agreement and approve the Merger. This Agreement has been duly executed and delivered by Lev and, assuming the due authorization, execution and delivery by Parent and Lev Merger Sub, constitutes the valid and binding obligations of Lev, enforceable in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws and general principles of equity. The execution and delivery of this Agreement by Lev does not, and the performance of this Agreement by Lev will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Lev (the "Lev Charter Documents") or the equivalent organizational documents of any of its Subsidiaries, (ii) subject to compliance with the requirements set forth in Section 2.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Lev or any of its Subsidiaries or by which its or any of its respective properties is bound or affected, or (iii) except as set forth in Schedule 2.4, result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Lev's rights or alter the rights or obligations of any third party under, or to Lev's knowledge, give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Lev or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Lev or any of its Subsidiaries is a party or by which Lev or any of its Subsidiaries or its or any of its respective properties are bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect would not, in the case of clause (ii) or (iii), individually or in the aggregate, reasonably be expected to have a Lev Material Adverse Effect.

         (b) No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality (a "Governmental Entity") is required by or with respect to Lev in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Secretary of State of Delaware, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, individually or in the aggregate, would not be reasonably likely to have a Lev Material Adverse Effect.

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     2.5 Lev Financial Statements. Attached to Schedule 2.5 of the Lev Schedule
are the audited consolidated balance sheets of Lev and its Subsidiaries as of December 31, 2003 together with the related consolidated statements of income and cash flows for the fiscal year of Lev then ended December 31, 2003, all certified by PricewaterhouseCoopers LLP, Lev's independent public accountants whose audit reports thereon are included therewith (the "Year-End Financial Statements"). Prior to the Effective Time, Lev shall provide to Parent, an unaudited consolidated balance sheet of Lev and its Subsidiaries as of September 30, 2004 (the "Lev Balance Sheet"), together with the related statements of income and cash flows for the 9 month period then ended September 30, 2004 (the "Interim Financial Statements," and collectively with the Year-End Financial Statements, the "Lev Financial Statements"). Each of the Lev Financial Statements (including, in each case, any related notes thereto) was and will be prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, and each fairly presents and will fairly present the consolidated financial position of Lev and its Subsidiaries as of the respective dates thereof and the consolidated results of its operations and cash flows and stockholder equity for the periods indicated. Except as disclosed in the Lev Financial Statements, Lev does not have any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Lev, except liabilities incurred since the date of the Year-End Financial Statements in the ordinary course of business consistent with past practices and which would not reasonably be expected to have a Lev Material Adverse Effect. Lev hereby represents that the Interim Financial Statements will reflect cash of approximately $6.6 million and stockholders' equity of approximately $6 million.

     2.6 Absence of Certain Changes or Events. Except as contemplated by this Agreement, since the date of the Lev Balance Sheet, Lev and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (i) any change that, individually or in the aggregate, has had or is reasonably likely to have a Lev Material Adverse Effect; (ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by Lev or any of its Subsidiaries, whether or not covered by insurance; (iii) any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property in respect of the capital stock of Lev, except for dividends or other distributions on its capital stock publicly announced prior to the date hereof and except as expressly permitted hereby; (iv) any event that would constitute a violation of Section 4.1 hereof if such event occurred after the date of this Agreement and prior to the Effective Time; or (v) any change by Lev in accounting principles, practices or methods. Since the date of the Lev Balance Sheet, except as set forth in Schedule 2.6, there has not been any increase in the compensation payable or that could become payable by Lev to officers or key employees or any amendment of the Lev Option Plan other than increases or amendments in the ordinary course of business consistent with past

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practice or (y) as required by any relevant employment agreement, option agreement or (z) which, individually or in the aggregate, would not reasonably be expected to have a Lev Material Adverse Effect.

     2.7 Taxes. (a) For purposes of this Agreement, (i) "Taxes" shall mean all Federal, state, local, foreign, provincial, territorial or other taxes, imports, tariffs, fees, levies or other similar assessments or liabilities and other charges of any kind, including income taxes, profits taxes, franchise taxes, ad valorem taxes, excise taxes, withholding taxes, stamp taxes or other taxes of or with respect to gross receipts, premiums, real property, personal property, windfall profits, sales, use, transfers, licensing, employment, social security, workers' compensation, unemployment, payroll and franchises imposed by or under any law (meaning all laws, statutes, ordinances and regulations of any governmental authority including all decisions of any court having the effect of law); and any other taxes, duties or assessments, together with all interest, penalties and additions imposed with respect to such amounts; (ii) "Tax Returns" shall mean any declaration, return, report, schedule, certificate, statement or other similar document (including relating or supporting information) required to be filed with any Taxing Authority (as defined below), or where none is required to be filed with a Taxing Authority, the statement or other document issued by the applicable Taxing Authority in connection with any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax; and (iii) "Taxing Authority" shall mean any domestic, foreign, Federal, national, provincial, state, county or municipal or other local government or court, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising tax regulatory authority.

         (b) Lev and each of its Subsidiaries, (i) have timely filed all Tax Returns that are required to have been filed by it with all appropriate Taxing Authorities (and all such returns are true and correct and fairly reflect in all material respects its operations for tax purposes); and (ii) have timely paid all Taxes shown as owing on such Tax Returns or assessed by any Taxing Authority (other than Taxes the validity of which are being contested in good faith by appropriate proceedings). Between July 23, 2003 and the Closing Date, neither Lev nor any of its Subsidiaries has incurred (or will incur) a Tax liability other than a Tax liability in the ordinary course of business and in accordance with past custom and practice. The assessment of any additional Taxes for periods for which Tax Returns have been filed is not expected to exceed reserves made in accordance with GAAP and reflected in the Lev Financial Statements and the Lev Balance Sheet and, to Lev's knowledge, there are no material unresolved questions or claims concerning Lev's or any Subsidiaries' tax liability. Neither Lev's nor any Subsidiaries' Tax Returns have been reviewed or audited by any Taxing Authority and no deficiencies for any Taxes have been proposed, asserted or assessed either orally or in writing against Lev or any of its Subsidiaries that are not adequately reserved for in accordance with GAAP. No liens exist for Taxes (other than liens for Taxes not yet due and payable) with respect to any of the assets or properties of Lev or any Subsidiary.

         (c) Neither Lev nor any Subsidiary has outstanding any agreements or waivers extending, or having the effect of extending, the statute of limitations with respect to the assessment or collection of any Tax or the filing of any Tax Return.

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                                       10

         (d) Neither Lev nor any Subsidiary is a party to or bound by any tax-sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Taxing Authority).

         (e) Except as set forth on Schedule 2.7, Lev shall not be required to include in a taxable period ending after the Closing Date any taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or any comparable provision of state, local or foreign Tax law, or for any other reason.

         (f) Except as set forth on Schedule 2.7, neither Lev, nor any of its Subsidiaries or affiliates, has made with respect to Lev any consent under
Section 341 of the Code, no property of Lev is "tax exempt use property" within the meaning of Section 168(h) of the Code, and none of the assets of Lev is subject to a lease under Section 7701(h) of the Code or under any predecessor section thereof.

         (g) Lev has complied in all material respects with all applicable laws relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442, 3121, 3402 and 3406 of the Code or any comparable provision of any state, local or foreign laws) and has, within the time and in the manner prescribed by applicable law, withheld from and paid over to the proper Taxing Authorities all amounts required to be so withheld and paid over under applicable laws.

         (h) The net operating losses ("NOL") of Lev or any of its Subsidiaries are not, as of the date hereof, subject to Section 382 or 269 of the Code, Regulation Section 1.1502-21(c), or any similar provisions or Regulations otherwise limiting the use of the NOLs of Lev or its Subsidiaries.

         (i) Lev is not, and has not been for the five years preceding the Closing, a "United States real property holding company" (as such term is defined in Section 897(c)(2) of the Code).

         (j) As of the date hereof, to the knowledge of Lev, neither Lev nor any of its Subsidiaries or affiliates has taken or agreed to take any action or failed to take any action that would prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

         (k) Any deficiency resulting from any audit or examination relating to Taxes of Lev by any Taxing Authority has been timely paid.

         (l) Except as set forth on Schedule 2.7, no power of attorney with respect to any Taxes has been executed or filed with any Taxing Authority by or on behalf of Lev.

     2.8 Patents and Trademarks. As used in this Agreement, "Intellectual Property" means (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents,

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                                       11
patent applications and patent disclosures, together with all reissuances, continuations, divisionals, substitutions, continuations-in-part, provisionals, revisions, extensions and re-examinations thereof, (ii) all trademarks, service marks, trade names, logos, corporate names and Internet domain names, including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) all copyrights and all applications, registrations and renewals in connection therewith, (iv) all trade secrets and confidential business information (including ideas, research and development, copyrights, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (v) all computer programs and software (including data and related documents), (vi) all know-how, research information, research data and notebooks and (vii) all other proprietary rights. Schedule 2.8 contains a complete list of all Intellectual Property registered in Lev's name and material to Lev's business as conducted as of the date hereof (collectively, the "Lev Registered Intellectual Property"), which registrations are valid. Lev's use of Intellectual Property does not constitute an infringement of any third party's rights that could reasonably be expected to result in a Lev Material Adverse Effect. Except as set forth on Schedule 2.8, Lev owns, free and clear of any Liens, all right, title and interest to the Lev Registered Intellectual Property. With respect to Intellectual Property, other than the Lev Registered Intellectual Property, used or held for use by Lev in its business as conducted as of the date hereof (the "Other Intellectual Property"), Lev owns, controls or has a right to use, to the extent necessary to conduct its business in a manner generally consistent with its past practice, such Other Intellectual Property which is material to Lev's business. Except as set forth on Schedule 2.8, Lev is not a party to any outstanding options, licenses or agreements of any kind relating to (i) any Other Intellectual Property owned by any other person or entity or (ii) the Lev Registered Intellectual Property. Lev has not during the preceding three years received any communications or claims nor, to Lev's knowledge, is there any threatened claim, alleging that Lev has infringed upon, or, by conducting its business as proposed, would infringe upon the intellectual property rights of any other person which such infringement would have a Lev Material Adverse Effect. Except as set forth on Schedule 2.8, to the knowledge of Lev, no third party has interfered with, infringed upon or misappropriated any of Lev's rights to the Lev Registered Intellectual Property or Other Intellectual Property which such interference, infringement or misappropriation would constitute a Lev Material Adverse Effect.

     2.9 Compliance; Permits; Restrictions. (a) Except as disclosed on Schedule
2.9 neither Lev nor any of its Subsidiaries is in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to Lev or any of its Subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Lev or any of its Subsidiaries is a party or by which Lev or any of its Subsidiaries or its or any of their respective properties is bound or affected except for those conflicts, defaults or violations which would not be reasonably expected to have a Lev Material Adverse Effect. Except as disclosed on Schedule 2.9 to the knowledge of Lev, no investigation or review by any Governmental Entity is pending or threatened against Lev or its Subsidiaries, nor has any Governmental Entity indicated in writing an intention to conduct the same other than those which would not reasonably be expected to have a Lev Material Adverse Effect. There is no

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                                       12
agreement, judgment, injunction, order or decree binding upon Lev or any of its Subsidiaries which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Lev or any of its Subsidiaries, any acquisition of material property by Lev or any of its Subsidiaries or the conduct of business by Lev as currently conducted.

         (b) Lev and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from Governmental Entities which would necessary to the conduct of the business of Lev except those the absence of which would not, individually or in the aggregate, reasonably be likely to have a Lev Material Adverse Effect (collectively, the "Lev Permits"). Lev and its Subsidiaries are in compliance in all material respects with the terms of the Lev Permits.

     2.10 Litigation. Except as set forth on Schedule 2.10, as of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation pending, including derivative suits brought by or on behalf of Lev or as to which Lev or any of its Subsidiaries has received any notice of assertion nor, to Lev's knowledge, is there a threatened action, suit, proceeding, claim, arbitration or investigation against Lev or any of its Subsidiaries seeking to delay, limit or enjoin the transactions contemplated by this Agreement or which might reasonably be expected to have a Lev Material Adverse Effect.

     2.11 Brokers' and Finders' Fees. Lev has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

     2.12 Labor Agreements and Actions; Employee Benefit Plans. (a) Lev is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of Lev, has sought to represent any of the employees, representatives, or agents of Lev. There is no strike or other labor dispute involving the Lev pending or, to the knowledge of Lev, threatened, nor is Lev aware of any labor organization activity involving its employees.

          (b) Schedule 2.12(b) contains a complete list of each pension, profit-sharing or other retirement, bonus, deferred compensation, employment agreement, severance agreement, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, long- or short-term disability, fringe benefit, sick pay, or vacation pay, or other employee benefit plan, program, agreement, or arrangement or policy, whether formal or informal, funded or unfunded, written or unwritten, and whether legally binding or not, sponsored, maintained, contributed to or required to be contributed to by (i) Lev with respect to current or former employees or any current or former director or consultant of Lev, and/or (ii) any trade or business, whether or not incorporated, that together with Lev would be deemed a "single employer" that includes Lev within the meaning of Section 4001(a)(14) of ERISA, and the rules and regulations promulgated thereunder (collectively, "Lev Benefit Plans"); provided that each informal or unwritten Lev Benefit Plan is described in summary form in Schedule 2.12(b). Schedule 2.12(b) identifies each Lev Benefit Plan that is a "pension benefit plan" under
Section 3(2) of ERISA ("Lev Pension Plan"). Schedule 2.12(b) discloses whether

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                                       13
each Lev Benefit Plan that is an "employee welfare benefit plan" under Section 3(1) of ERISA ("Lev Welfare Plan") is (i) unfunded, (ii) insured, or (iii) funded through a "welfare benefit fund" within the meaning of Section 419(e) of the Code or another funding mechanism.

          (c) True and complete copies of all (i) Lev Benefit Plans, including but not limited to, any trust instruments and insurance contracts forming a part of any Lev Plans, and all amendments thereto and summaries of unwritten Lev Benefit Plans; (ii) the three (3) most recent actuarial valuations, if any, prepared for each Lev Plan; (iii) the three (3) most recent reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Lev Plan or related trust; (iv) the most recent determination letters received from the Internal Revenue Service, if any, for each Lev Plan and related trust which is intended to satisfy the requirements of
Section 401(a) of the Code; (v) the most recent summary plan description, together with the most recent summary of material modifications, if any, required under ERISA with respect to each Lev Plan; and (vi) all material communications to any Lev Employees relating to each Lev Plan have been provided or made available to Parent.

          (d) All "employee benefit plans" within the meaning of Section 3(3) of ERISA, other than "multiemployer plans" within the meaning of Section 3(37) of ERISA, covering Lev Employees (the "Lev Plans"), to the extent subject to ERISA, are in substantial compliance with ERISA, the Code, and all other applicable law. Each Lev Pension Plan which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service with respect to TRA or a timely application for such determination is now pending or a request for such determination filed within the remedial amendment period of Section 401(b) of the Code is pending, and the Lev is not aware of any circumstances likely to result in revocation of any such favorable determination letter. As of the date hereof, other than claims for benefits submitted in the ordinary course by participants or beneficiaries under the Lev Benefit Plans, no material claim against any Lev Benefit Plan, and no legal or regulatory proceeding (including any audit or voluntary compliance resolution or closing agreement program proceeding) involving, any Lev Benefit Plan, is pending, or to the knowledge of Lev, threatened.

          (e) Neither Lev nor any of its Subsidiaries has engaged in a transaction with respect to any Lev Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject Lev or any Subsidiary to a tax or penalty imposed by either Section 4975 of the Code or
Section 502(i) of ERISA in an amount which would be material.

          (f) No current or former Lev Pension Plan or pension plan of any of its Subsidiaries, or any entity which is considered one employer with Lev under
Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"), is or has ever been subject to Title IV of ERISA or Section 412 of the Code. No Lev Benefit Plan constitutes a multiemployer plan within the meaning of Section 3(37) of ERISA.

          (g) All contributions required to be made under the terms of any Lev Plan have been timely made or have been reflected on the audited financial statements of the Lev.

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                                       14

          (h) Neither Lev nor any of its Subsidiaries has any obligations for retiree health and life benefits under any Lev Plan or has ever represented, promised or contracted (whether in oral or written form) to any employee(s) that such employee(s) would be provided with retiree health or life benefits which would have a material impact on Lev, except as required under Section 601 of ERISA.

          (i) Except as set forth in Schedule 2.12, the consummation of the transactions contemplated by this Agreement will not (x) entitle any employees of Lev or any of its Subsidiaries to severance pay, (y) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust other otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Lev Benefit Plans or (z) result in any breach or violation of, or a default under, any of the Lev Benefit Plans.

          (j) Any amount that could be received (whether in cash, property, or vesting of property) as a result of the transaction contemplated by this Agreement by any officer, director, employee or independent contractor of Lev or any of its Subsidiaries, who is a "disqualified individual" (as defined in proposed Treasury Regulation Section 1.280G-1), under any employment arrangement or Lev Benefit Plan would not be characterized as an "excess parachute payment" (as defined in Section 280G of the Code).

          (k) All Lev Benefit Plans covering current or former non-U.S. Employees complies in all material respects with applicable law, and no unfunded liabilities exist with respect to any Lev Benefit Plan that covers such non-U.S. Employees.

          (l) Schedule 2.12(l) contains a complete and correct list of employment agreements for senior officers of Lev; copies of each such agreement have been provided or made available to Parent or Parent's counsel.

     2.13 Absence of Liens and Encumbrances. Lev and each of its Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used in its business, free and clear of any Liens and Encumbrances except (i) as reflected in the Lev Financial Statements, (ii) for liens or taxes not yet due and payable and (iii) for such imperfections of title and encumbrances, if any, which would not be reasonably expected to have a Lev Material Adverse Effect.

     2.14 Environmental Matters. (a) Hazardous Materials Activities. Except as would not reasonably be likely to result in a material liability to Lev (in any individual case or in the aggregate), (i) neither Lev nor any of its Subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to pollutants, contaminants, wastes, any toxic, radioactive or otherwise hazardous materials ("Hazardous Materials") in violation of any law in effect on or before the Closing Date, and (ii) neither Lev nor any of its Subsidiaries has disposed of, transported, sold, used, released, exposed its employees or others t or manufactured any product containing a Hazardous Material (collectively, "Hazardous Materials Activities")

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                                       15
in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

          (b) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to Lev's knowledge, threatened concerning any Lev Permit relating to any environmental matter, Hazardous Material or any Hazardous Materials Activity of Lev or any of its Subsidiaries. Lev is not aware of any fact or circumstance which could involve Lev or any of its Subsidiaries in any environmental litigation or impose upon Lev or any of its Subsidiaries any environmental liability.

     2.15 Agreements. (a) Except as set forth in Schedule 2.15(a), there are no written agreements between Lev and any of its officers, directors, employees or shareholders or any affiliate thereof.

          (b) Except as set forth in Schedule 2.15(b), there are no written agreements, to which Lev is a party or by which it is bound which (i) involve obligations (contingent or otherwise) of, or payments to, Lev in excess of $100,000, (ii) are material to the conduct and operations of Lev's business or properties (including, without limitation, the license of any Intellectual Property to or from Lev), (iii) restrict or materially adversely affect the development, manufacture, sale, marketing or distribution of Lev's products or services, (iv) relating to the employment or compensation of any employee or consultant, (v) of duration of six months or more and not cancelable without penalty by Lev on 30 days or less notice or (vi) relating to the sale, lease, pledge or other disposition of any material assets of or to Lev.

          (c) Except as set forth in Schedule 2.15(c), neither Lev nor any of its Subsidiaries, nor to Lev's knowledge any other party to a Lev Contract (as defined below), is in breach, violation or default under, and neither Lev nor any of its Subsidiaries has been notified that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which Lev or any of its Subsidiaries is a party or by which it is bound that are required to be disclosed in Schedules 3.15(a) or 3.15(b) (any such agreement, contract or commitment, a "Lev Contract") in such a manner as would permit any other party to cancel or terminate any such Lev Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate).

          (d) Each of the Lev Contracts are legal, valid, binding and enforceable and in full force and effect with respect to the Lev and any of its Subsidiaries with respect to each other party thereto, in either case subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity; and the Lev Contracts will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity.

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                                       16

          (e) Neither Lev nor any of its Subsidiaries have been notified that any party to any of the Lev Contracts intends to cancel, terminate, proposes to amend, not renew or exercise an option under any of Lev Contracts, whether in connection with the transactions contemplated hereby or otherwise nor is Lev or any Subsidiary aware of any intention by any party to any Lev Contract to effect any of the foregoing.

     2.16 Board Approval. The Board of Directors of Lev has, as of the date of this Agreement, (i) determined that the Merger is fair to and in the best interests of Lev and its stockholders, (ii) determined to recommend that the stockholders of Lev adopt this Agreement and (iii) duly approved the Merger, this Agreement and the transactions contemplated hereby.

     2.17 Disclosure. No representation or warranty of the parties to this Agreement and no statement in the Schedules omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                                  ARTICLE III
           REPRESENTATIONS AND WARRANTIES OF PARENT AND LEV MERGER SUB
           -----------------------------------------------------------

     Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to Lev by Parent on or prior to entering into this Agreement a copy of which is attached hereto as Exhibit B and incorporated herein by this reference (the "Parent Schedule"), each of Parent and Lev Sub hereby represents and warrants to Lev that:

     3.1 Organization of Parent and Lev Merger Sub. (a) Each of Parent and Lev Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted; and is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Parent Material Adverse Effect. As used in this Agreement, the term (i) "Subsidiary" means the Lev Merger Sub and (ii) "Parent Material Adverse Effect" means a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of Parent and its Subsidiaries as a whole or on the ability of Parent to consummate the transactions contemplated by this Agreement; it being understood, however, that Parent's continuing incurrence of losses, as long as such losses are in the ordinary course of business and are comparable to those incurred by Parent prior to the date hereof, shall not, alone, be deemed to be a Parent Material Adverse Effect.

         (b) Parent has delivered to Lev a true and complete list of all of Parent's Subsidiaries, indicating the jurisdiction of each Subsidiary and Parent's equity interest therein.

         (c) Parent has delivered or made available to Lev a true and correct copy of the Certificate of Incorporation and Bylaws of each of Parent and Lev Merger Sub and similar governing instruments of each of Parent's Subsidiaries, each as amended to date, and each such instrument is in full force and effect. Neither Parent, Lev Merger Sub or any of Parent's Subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent governing instruments.

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                                       17

     3.2 Capital Structure. The authorized capital stock of Parent consists of 10,000,000 shares of Common Stock, par value $.01 per share, of which there were 4,505,530 shares issued and outstanding as of November 4, 2004 and 5,000,000 shares of Preferred Stock, par value $.01 per share, of which there were no shares issued and outstanding as of November 4, 2004. The authorized capital stock of Lev Merger Sub consists of 100 shares of Common Stock, par value $.0001 per share, of which there were 100 shares issued and outstanding as of November 4, 2004. All outstanding shares of Parent and Lev Merger Sub Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Parent and Lev Merger Sub or any agreement or document to which Parent or Lev Merger Sub is a party or by which it is bound. As of November 4, 2004, Parent did not have any warrants to purchase common stock outstanding.

     3.3 Obligations With Respect to Capital Stock. Except as set forth in
Section 3.2, there are no equity securities, partnership interests or similar ownership interests of any class of Parent or Lev Merger Sub, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests issued, reserved for issuance or outstanding. Except for securities Parent owns, directly or indirectly through one or more Subsidiaries, there are no equity securities, partnership interests or similar ownership interests of any class of any Subsidiary of Parent, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests issued, reserved for issuance or outstanding. Except as set forth in Section 3.2, there are no options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Parent or any of its Subsidiaries is a party or by which it is bound obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of Parent or any of its Subsidiaries or obligating Parent or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, partnership interest or similar ownership interest, call, right, commitment or agreement. Except as set forth on Section 3.2, there are no registration rights and, to the knowledge of Parent there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of Parent or with respect to any equity security partnership interest or similar ownership interest of any class of any of its Subsidiaries.

     3.4 Authority. (a) Each of Parent and Lev Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of each of Parent and Lev Merger Sub, subject only to the adoption of this Agreement by Parent's stockholders and the filing and recordation of the Certificate of Merger pursuant to Delaware Law. This Agreement has been duly executed and delivered by each of Parent and Lev Merger Sub and, assuming the due authorization, execution and delivery by Lev, constitutes the valid and binding obligations of each of Parent and Lev Merger Sub, enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws and

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                                       18
general principles of equity. The execution and delivery of this Agreement by each of Parent and Lev Merger Sub, do not, and the performance of this Agreement by each of Parent and Lev Merger Sub, will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of Parent, or Lev Merger Sub, respectively, (collectively, the "Parent Charter Documents") or (ii) subject to compliance with the requirements set forth in Section 3.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent, Lev Merger Sub or any of Parent's Subsidiaries, respectively, or by which its or any of their respective properties is bound or affected, result in any breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair any of, Parent's or Lev Merger Sub's rights or alter the rights or obligations of any third party under, or to Parent's knowledge, give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent, Lev Merger Sub or any of Parent's Subsidiaries, respectively, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which any of Parent, Lev Merger Sub or any of Parent's Subsidiaries is a party or by which Parent, Lev Merger Sub or any of Parent's Subsidiaries, or any of their respective properties are bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect would not, in the case of clause (ii) or (iii), individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

         (b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to any of Parent or Lev Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Secretary of State of Delaware, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, individually or in the aggregate, would not be reasonably likely to have a Parent Material Adverse Effect.

     3.5 Parent SEC Filings; Parent Financial Statements. (a) The Parent has filed all forms, reports and documents required to be filed with the SEC since the initial filing date of the registration statement for the Parent's initial public offering. All such required forms, reports and documents (including the financial statements, exhibits and schedules thereto and those documents that the Parent may file subsequent to the date hereof) are collectively referred to herein as the "Parent SEC Reports." As of their respective dates, the Parent SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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


         (b) Each of the financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports (the "Parent Financials"), including any Parent SEC Reports filed after the date hereof until the Closing, as of their respective dates, (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-QSB under the Exchange Act) and (iii) fairly presented the financial position of the Parent at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of the Parent as of June 30, 2004 is hereinafter referred to as the "Parent Balance Sheet." Except as disclosed in the Parent Financials, the Parent does not have any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Parent, except liabilities (i) provided for in the Parent Balance Sheet, or (ii) incurred since the date of the Parent Balance Sheet in the ordinary course of business consistent with past practices and which would not reasonably be expected to have a Parent Material Adverse Effect.

         (c) Parent has heretofore furnished to Lev a complete and correct copy of any amendments or modifications to the Parent SEC Reports, if any, which have not yet been filed with the SEC but which will be required to be filed, to agreements, documents or other instruments which previously had been filed by the Parent with the SEC pursuant to the Securities Act or the Exchange Act.

         (d) Attached to Schedule 3.5 of the Parent Schedule are the audited consolidated balance sheets of Parent and its Subsidiaries as of December 31, 2003 together with the related consolidated statements of income and cash flows for the fiscal years of Parent then ended December 31, 2002, all certified by Kelly & Company, Parent's independent public accountants whose audit reports thereon are included therewith (the "Parent Financial Statements"). Each of the Parent Statements (including, in each case, any related notes thereto) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved, and each fairly presents the consolidated financial position of Parent and its Subsidiaries as of the respective dates thereof and the consolidated results of its operations and cash flows and stockholder equity for the periods indicated. Except as disclosed in the Parent Financial Statements, Parent does not have any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent, except liabilities incurred since the date of the Parent Financial Statements in the ordinary course of business consistent with past practices and which would not reasonably be expected to have a Parent Material Adverse Effect.

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                                       20

     3.6 Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Reports filed prior to the date hereof or as contemplated by this Agreement, since the date of the Parent Balance Sheet, Parent and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (i) any change that individually or in the aggregate, has had or is reasonably likely to have a Parent Material Adverse Effect; (ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by Parent or any of its Subsidiaries, whether or not covered by insurance; (iii) any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property in respect of the capital stock of Parent, except for dividends or other distributions on its capital stock publicly announced prior to the date hereof and except as expressly permitted hereby; (iv) any event that would constitute a violation of Section 4.2 hereof if such event occurred after the date of this Agreement and prior to the Effective Time; or (v) any change by Parent in accounting principles, practices or methods.

     3.7 Tax Matters. (a) Parent and each of its Subsidiaries (i) have timely filed all Tax Returns that are required to have been filed by it with all appropriate Taxing Authorities (and all such returns are true and correct and fairly reflect in all material respects its operations for tax purposes); and
(ii) have timely paid all Taxes shown as owing on such Tax Returns or assessed by any Taxing Authority (other than Taxes the validity of which are being contested in good faith by appropriate proceedings). Between December 31, 2002 and the Closing Date, neither Parent nor any of its Subsidiaries has incurred (or will incur) a Tax liability other than a Tax liability in the ordinary course of business and in accordance with past custom and practice. The assessment of any additional Taxes for periods for which Tax Returns have been filed is not expected to exceed reserves made in accordance with GAAP and reflected in the Parent Financial Statements and the Parent Balance Sheet and, to Parent's knowledge, there are no material unresolved questions or claims concerning Parent's tax liability. Neither Parent's nor any Subsidiaries' Tax Returns have been reviewed or audited by any Taxing Authority and no deficiencies for any Taxes have been proposed, asserted or assessed either orally or in writing against Parent or any of its Subsidiaries that are not adequately reserved for in accordance with GAAP. No liens exist for Taxes (other than liens for Taxes not yet due and payable) with respect to any of the assets or properties of Parent or any Subsidiary.

         (b) Neither Parent nor any Subsidiary has outstanding any agreements or waivers extending, or having the effect of extending, the statute of limitations with respect to the assessment or collection of any Tax or the filing of any Tax Return.

         (c) Neither Parent nor any Subsidiary is a party to or bound by any tax-sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Taxing Authority).

         (d) Parent shall not be required to include in a taxable period ending after the Closing Date any taxable income attributable to income that accrued in a prior taxable period but was not recognized in any prior taxable period as a result of the installment method of accounting, the long-term contract method of

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                                       21
accounting, the cash method of accounting or Section 481 of the Code or any comparable provision of state, local or foreign Tax law, or for any other reason.

         (e) Except as set forth on Schedule 3.7, neither Parent, nor any of its Subsidiaries or affiliates, has made with respect to Parent, any consent under
Section 341 of the Code, no property of Parent is "tax exempt use property" within the meaning of Section 168(h) of the Code, and none of the assets of Parent is subject to a lease under Section 7701(h) of the Code or under any predecessor section thereof.

         (f) Parent has complied in all material respects with all applicable laws relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441, 1442, 3121, 3402 and 3406 of the Code or any comparable provision of any state, local or foreign laws) and has, within the time and in the manner prescribed by applicable law, withheld from and paid over to the proper Taxing Authorities all amounts required to be so withheld and paid over under applicable laws.

         (g) The net operating losses ("NOL") of Parent or any of its Subsidiaries are not, as of the date hereof, subject to Section 382 or 269 of the Code, Regulation Section 1.1502-21(c), or any similar provisions or Regulations otherwise limiting the use of the NOLs of Parent or its Subsidiaries.

         (h) Parent is not, and has not been for the five years preceding the Closing, a "United States real property holding company" (as such term is defined in Section 897(c)(2) of the Code).

         (i) As of the date hereof, to the knowledge of Parent, neither Parent nor any of its Subsidiaries has taken or agreed to take any action or failed to take any action that would prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

         (j) Any deficiency resulting from any audit or examination relating to Taxes of Parent by any Taxing Authority has been timely paid.

         (k) Except as set forth on Schedule 3.7, no power of attorney with respect to any Taxes has been executed or filed with any Taxing Authority by or on behalf of Parent.

         (l) The total adjusted tax basis of the assets of Parent equal or exceed the sum of any liabilities of Parent.

     3.8 Patents and Trademarks. Schedule 3.8 contains a complete list of all Intellectual Property registered in Parent's name and material to Parent's business as conducted as of the date hereof (collectively, the "Registered Intellectual Property"), which registrations are valid. Parent's use of Intellectual Property does not constitute an infringement of any third party's rights that could reasonably be expected to result in a Parent Material Adverse Effect. Except as set forth on Schedule 3.8, Parent owns, free and clear of any liens, claims, encumbrances, security interests and rights of redemption (collectively, the "Liens"), all right, title and interest to the Registered Intellectual Property. With respect to Intellectual Property, other than the

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                                       22

Registered Intellectual Property, used or held for use by Parent in its business as conducted as of the date hereof (the "Other Intellectual Property"), Parent owns, controls or has a right to use, to the extent necessary to conduct its business in a manner generally consistent with its past practice, such Other Intellectual Property which is material to Parent's business. Except as set forth on Schedule 3.8, Parent is not a party to any outstanding options, licenses or agreements of any kind relating to (i) any Other Intellectual Property owned by any other person or entity, or (ii) the Registered Intellectual Property. Parent has not during the preceding three years received any communications or claims nor, to Parent's knowledge, is there any threatened claim, alleging that Parent has infringed upon, or, by conducting its business as proposed, would infringe upon the intellectual property rights of any other person which such infringement would have a Parent Material Adverse Effect. Except as set forth on Schedule 3.8, to the knowledge of Parent, no third party has interfered with, infringed upon or misappropriated any of Parent's rights to the Registered Intellectual Property or Other Intellectual Property which such interference, infringement or misappropriation would constitute a Parent Material Adverse Effect.

     3.9 Compliance; Permits; Restrictions. Except as disclosed on Schedule 3.9,


         (a) Neither Parent nor any of its Subsidiaries is in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to Parent or any of its Subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries or its or any of their respective properties is bound or affected except for those conflicts, defaults or violations which would not be reasonably expected to have a Parent Material Adverse Effect. Except as disclosed on Schedule 3.9 to the knowledge of Parent, no investigation or review by any Governmental Entity is pending or threatened against Parent or any of its Subsidiaries, nor has any Governmental Entity indicated in writing an intention to conduct the same; other than those which would not reasonably be expected to have a Parent Material Adverse Effect. There is no agreement, judgment, injunction, order or decree binding upon Parent or any of its Subsidiaries which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Parent or any of its Subsidiaries, any acquisition of material property by Parent or any of its Subsidiaries or the conduct of business by Parent as currently conducted.

         (b) Parent and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from Governmental Entities which are necessary to the conduct of the business of Parent except those the absence of which would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect, (collectively, the "Parent Permits"). Parent and its Subsidiaries are in compliance in all material respects with the terms of the Parent Permits.

     3.10 Litigation. As of the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation pending, including derivative suits brought by or on behalf of Parent, or as to which Parent or any of its Subsidiaries has received any written notice of assertion nor, to Parent's knowledge, is there a threatened action, suit, proceeding, claim,

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                                       23
arbitration or investigation against Parent or any of its Subsidiaries seeking to delay, limit or enjoin the transactions contemplated by this Agreement or which might reasonably be expected to have a Parent Material Adverse Effect.

     3.11 Brokers' and Finders' Fees. Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby except as disclosed on Schedule 3.11.

     3.12 Labor Agreements and Actions, Employee Benefit Plans. (a) Parent is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of Parent, has sought to represent any of the employees, representatives, or agents of Parent. There is no strike or other labor dispute involving Parent pending or, to the knowledge of Parent, threatened, nor is Parent aware of any labor organization activity involving its employees.

          (b) Parent has no pension, profit-sharing or other retirement, bonus, deferred compensation, employment agreement, severance agreement, compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, long- or short-term disability, fringe benefit, sick pay, or vacation pay, or other employee benefit plan, program, agreement, or arrangement or policy, whether formal or informal, funded or unfunded, written or unwritten, and whether legally binding or not, sponsored, maintained, contributed to or required to be contributed to by (i) Parent with respect to current or former employees or any current or former director or consultant of Parent, and/or (ii) any trade or business, whether or not incorporated, that together with Parent would be deemed a "single employer" that includes Parent within the meaning of Section 4001(a)(14) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA "), and the rules and regulations promulgated thereunder (collectively, "Parent Benefit Plans"). Parent has no Benefit Plan that is a "pension benefit plan" under Section 3(2) of ERISA ("Parent Pension Plan"). Parent also has no Parent Benefit Plan that is an "employee welfare benefit plan" under Section 3(1) of ERISA ("Parent Welfare Plan") which is (i) unfunded, (ii) insured, or (iii) funded through a "welfare benefit fund" within the meaning of Section 419(e) of the Code or another funding mechanism.

          (c) True and complete copies of all (i) Parent Benefit Plans, including, but not limited to, any trust instruments and insurance contracts forming a part of any Parent Benefit Plans, and all amendments thereto and summaries of unwritten Parent Benefit Plans; (ii) the three (3) most recent actuarial valuations, if any, prepared for each Parent Benefit Plan; (iii) the three (3) most recent reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Parent Benefit Plan or related trust; (iv) the most recent determination letters received from the Internal Revenue Service, if any, for each Parent Benefit Plan and related trust which is intended to satisfy the requirements of Section 401(a) of the Code; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Parent Benefit Plan; and (vi) all material communications to any Employees relating to each Parent Benefit Plan have been provided or made available to Lev.

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                                       24

          (d) All "employee benefit plans" within the meaning of Section 3(3) of ERISA, other than "multiemployer plans" within the meaning of Section 3(37) of ERISA, covering Parent Employees (the "Parent ERISA Plans"), to the extent subject to ERISA, are in substantial compliance with ERISA, the Code, and all other applicable law. Each Parent Pension Plan which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service with respect to "TRA" (as defined in Section 1 of Rev. Proc. 93-39) or a timely application for such determination is now pending or a request for such determination filed within the remedial amendment period of Section 401(b) of the Code is pending, and Parent is not aware of any circumstances likely to result in revocation of any such favorable determination letter. As of the date hereof, other than claims for benefits submitted in the ordinary course by participants or beneficiaries under the Parent Benefit Plans, no material claim against any Parent Benefit Plan, and no legal or regulatory proceeding (including any audit or voluntary compliance resolution or closing agreement program proceeding) involving any Parent Benefit Plan, is pending, or to the knowledge of Parent, threatened.

          (e) Neither Parent nor any of its Subsidiaries has engaged in a transaction with respect to any Parent Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject Parent or any Subsidiary to a tax or penalty imposed by either Section 4975 of the Code or
Section 502(i) of ERISA in an amount which would be material.

          (f) No current or former Parent Pension Plan of Parent or any of its Subsidiaries, or any ERISA Affiliate, is or has ever been subject to Title IV of ERISA or Section 412 of the Code. No Parent Benefit Plan constitutes a multiemployer plan within the meaning of Section 3(37) of ERISA.

          (g) All contributions required to be made under the terms of any Parent Plan have been timely made or have been reflected on the audited financial statements of Parent. (h) Neither Parent nor any of its Subsidiaries has any obligations for retiree health and life benefits under any Parent Plan or has ever represented, promised or contracted (whether in oral or written form) to any employee(s) that such employee(s) would be provided with retiree health or life benefits which would have a material impact on Parent, except as required under ss. 601 of ERISA.

          (i) The consummation of the transactions contemplated by this Agreement will not (x) entitle any employees of Parent any of its Subsidiaries to severance pay, (y) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Parent Benefit Plans or (z) result in any breach or violation of, or a default under, any of the Parent Benefit Plans.

          (j) Any amount that could be received (whether in cash, property, or vesting of property) as a result of the transaction contemplated by this Agreement by any officer, director, employee or independent contractor of Parent

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                                       25
or any of its Subsidiaries, who is a "disqualified individual" (as defined in proposed Treasury Regulation Section 1.280G-1), under any employment arrangement or Parent Benefit Plan would not be characterized as an "excess parachute payment" (as defined in Section 280G of the Code).

          (k) All Parent Benefit Plans covering current or former non-U.S. Employees complies in all material respects with applicable law. No unfunded liabilities exist with respect to any Parent Benefit Plan that covers such non-U.S. Employees.

          (l) Schedule 3.12(l) contains a complete and correct list of employment agreements for senior officers of Parent; copies of each such agreement have been provided or made available to Lev or Lev's counsel.

     3.13 Absence of Liens and Encumbrances. Parent and each of its Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used in its business, free and clear of any Liens and Encumbrances except (i) as reflected in the Parent Financial Statements, (ii) for liens for taxes not yet due and payable and (iii) for such imperfections of title and encumbrances, if any, which would not be reasonably expected to have a Parent Material Adverse Effect.

     3.14 Environmental Matters. (a) Hazardous Materials Activities. Except as would not reasonably be likely to result in a material liability to Parent (in any individual case or in the aggregate), (i) neither Parent nor any of its Subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, and (ii) neither Parent nor any of its Subsidiaries has engaged in, Hazardous Materials Activities in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

          (b) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to Parent's knowledge, threatened concerning any Parent Permit relating to any environmental matter, Hazardous Material or any Hazardous Materials Activity of Parent or any of its Subsidiaries. Parent is not aware of any fact or circumstance which could involve Parent or any of its Subsidiaries in any environmental litigation or impose upon Parent or any of its Subsidiaries any environmental liability.

     3.15 Agreements. (a) There are no written agreements between Parent and any of its officers, directors, employees or shareholders or any affiliate thereof.

          (b) There are no written agreements to which Parent is a party or by which it is bound which (i) involve obligations (contingent or otherwise) of, or payments to, Parent in excess of $25,000, (ii) are material to the conduct and operations of Parent's business or properties (including, without limitation, the license of any Intellectual Property to or from Parent), (iii) restrict or materially adversely affect the development, manufacture, sale, marketing or distribution of Parent's products or services, (iv) relating to the employment

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                                       26
or compensation of any employee or consultant, (v) of duration of six months or more and not cancelable without penalty by Parent on 30 days or less notice or
(vi) relating to the sale, lease, pledge or other disposition of any material assets of or to Parent.

          (c) Parent nor any of its Subsidiaries, nor to Parent's knowledge any other party to a Parent Contract (as defined below), is in breach, violation or default under, and neither Parent nor any of its Subsidiaries has been notified that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which Parent or any of its Subsidiaries is a party or by which it is bound that are required to be disclosed in Schedules 3.15(a) or 3.15(b) (any such agreement, contract or commitment, a "Parent Contract") in such a manner as would permit any other party to cancel or terminate any such Parent Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate).

          (d) Each of the Parent Contracts are legal, valid, binding and enforceable and in full force and effect with respect to Parent and any of its Subsidiaries with respect to each other party thereto, in either case subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity; and the Parent Contracts will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and except as the availability of equitable remedies may be limited by general principles of equity.

          (e) Neither Parent nor any of its Subsidiaries have been notified that any party to any of the Parent Contracts intends to cancel, terminate, proposes to amend, not renew or exercise an option under any of the Parent Contracts, whether in connection with the transactions contemplated hereby or otherwise nor is Parent or any Subsidiary aware of any intention by any party to any Parent Contract to effect any of the foregoing.

     3.16 Board Approval. The Board of Directors of Parent has, as of the date of this Agreement, (i) determined that the Merger is fair to, advisable and in the best interests of Parent and its stockholders, (ii) has approved the Share Issuance and (iii) duly approved the Merger, this Agreement and the transactions contemplated hereby.

     3.17 Interim Operations of Lev Merger Sub. Lev Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has engaged in no other business other than incident to its creation and this Agreement and the transactions contemplated hereby.

     3.18 Disclosure. No representation or warranty of the parties to this Agreement and no statement in the Schedules omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

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                                       27

                                   ARTICLE IV
                       CONDUCT PRIOR TO THE EFFECTIVE TIME
                       -----------------------------------

     4.1 Conduct of Business by the Parties. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, each of Lev and its Subsidiaries and Parent and its Subsidiaries shall carry on their respective business in the ordinary course in substantially the same manner as heretofore conducted and in substantial compliance with all applicable laws and regulations, pay their respective debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due subject to good faith disputes over such obligations, and use their commercially reasonable efforts consistent with past practices and policies to
(i) preserve intact their present business organization, (ii) keep available the services of each of their present officers and employees, respectively, and
(iii) preserve their relationships with customers, suppliers, distributors, licensors, licensees and others with which each party has business dealings material to their respective business.

     4.2 Covenants of Parent. Except as permitted by the terms of this Agreement, without the prior written consent of Lev, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Parent shall not do any of the following and shall not permit its Subsidiaries to do any of the following:

         (a) Except as required by law or pursuant to the terms of the Parent Option Plan in effect as of the date hereof, waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprise options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

         (b) Except as required by applicable law, grant any severance or termination pay to any officer or employee except pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing or made available to Lev, or adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

         (c) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

         (d) Except as provided under Section 6.2(f) below, purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Parent or its Subsidiaries, except (i) repurchases of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof (or any such agreements entered into in the ordinary course of business consistent with past practice by Parent with employees hired after the date hereof), (ii) for the purpose of funding or providing benefits under any stock option and incentive compensation plans, directors plans, and stock purchase and dividend reinvestment plans in accordance with past practice;

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                                       28

         (e) Issue, deliver, sell, authorize, pledge or otherwise encumber or propose any of the foregoing with respect to any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, or any equity-based awards (whether payable in shares, cash or otherwise) other than the issuance, delivery and/or sale of shares of Parent Common Stock (as appropriately adjusted for stock splits and the like) pursuant to the exercise of stock options or warrants outstanding as of the date of this Agreement.

         (f) Cause, permit or submit to a vote of Parent's stockholders any amendments to the Parent Charter Documents (or similar governing instruments of any of its Subsidiaries);

         (g) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to enter into any joint ventures, strategic partnerships or strategic investments;

         (h) Sell, lease, license, encumber or otherwise dispose of any properties or assets except in the ordinary course of business consistent with past practice, except for the sale, lease, licensing, encumbering or disposition (other than through licensing permitted by clause (c)) of property or assets which are not material, individually or in the aggregate, to the business of Parent and its Subsidiaries;

         (i) Incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Parent, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than in connection with the financing of working capital consistent with past practice;

         (j) Adopt or amend employee stock purchase or employee stock option plan; or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable "at will"); pay any special bonus or special remuneration to any director or employee; or increase the salaries, wage rates, compensation or other fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants except, in each case, as may be required by law and except for (i) salary increases in the ordinary course of business consistent with past practice for non-officer employees, (ii) salary increases for officers in an amount not exceeding 5% of such officer's salary on the date hereof and (iii) as set forth on Schedule 4.2(j);

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                                       29

         (k) Pay, discharge, settle or satisfy any litigation (whether or not commenced prior to the date of this Agreement) or any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities recognized or disclosed in the Parent Balance Sheet or incurred since the date of such financial statements, or
(ii) waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce the confidentiality or nondisclosure provisions of any agreement to which Parent or any of its Subsidiaries is a party or of which Parent or any of its Subsidiaries is a beneficiary, in the case of both (i) and (ii) of this Section 4.1(l);

         (l) Except in the ordinary course of business consistent with past practice, and except as provided under Section 6.2(f) below, materially modify, amend or terminate any Parent Contracts disclosed in Schedule 3.15 of the Parent Schedule or waive, delay the exercise of, release or assign any material rights or claims thereunder without providing prior notice to Parent;

         (m) Except as required by GAAP, revalue any of its assets or make any change in accounting methods, principles or practices;

         (n) Make any Tax election or accounting method change (except as required by GAAP) inconsistent with past practice that, individually or in the aggregate, is reasonably likely to adversely affect in any material respect the Tax liability or Tax attributes of Parent or any of its Subsidiaries, settle or compromise any material Tax liability or consent to any extension or waiver of any limitation period with respect to Taxes; or

         (o) Agree in writing or otherwise to take any of the actions described in Section 4.1 (a) through (o) above.

     4.3 Covenants of Lev. Except as disclosed on Schedule 4.3 of the Lev Schedule, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Lev and each of its Subsidiaries shall not (i) amend the Lev Charter Documents (other than to change its name); (ii) split, combine or reclassify its outstanding shares of capital stock; or (iii) declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock other than dividends from its wholly-owned Subsidiaries.


                                   ARTICLE V
                              ADDITIONAL AGREEMENTS
                              ---------------------

     5.1 Public Disclosure. Parent and Lev will consult with each other, and to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange or Nasdaq, in which case reasonable efforts to consult with the other party will be made prior to such release or public statement. The parties will agree to the text of the joint press release announcing the signing of this Agreement.

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                                       30

     5.2 Commercially Reasonable Efforts; Notification. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including to accomplish the following: (i) causing the conditions precedent set forth in Article VI to be satisfied; (ii) obtaining all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities; (iii) making all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any);
(iv) avoiding any suit, claim, action, investigation or proceeding by any Governmental Entity challenging the Merger or any other transaction contemplated by this Agreement; (v) obtaining all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement;
(vi) defending any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; and (vii) executing or delivering any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

         (b) Parent shall give prompt notice to Lev upon becoming aware that any representation or warranty made by it or Lev Merger Sub contained in this Agreement has become untrue or inaccurate, or of any failure of Parent or Lev Merger Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, where the conditions set forth in Section 6.2(a) or
Section 6.2(b) would not be satisfied as a result thereof; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

         (c) Lev shall give prompt notice to Parent upon becoming aware that any representation or warranty made by it contained in this Agreement has become untrue or inaccurate, or of any failure of Lev to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, where the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as a result thereof; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

     5.3 Third Party Consents. On or before the Closing Date, Parent and Lev will each use its commercially reasonable efforts to obtain any consents, waivers and approvals under any of its or its Subsidiaries' respective agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

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                                       31

     5.4 Lev Stock Options. (a) At the Effective Time, each outstanding option to purchase shares of Lev Common Stock (each, a "Lev Stock Option") under the Lev Option Plan or otherwise, whether or not vested, shall, by virtue of the Merger, be assumed by Parent. Each Lev Stock Option so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions of such options or warrants immediately prior to the Effective Time (including, without limitation, any repurchase rights or vesting provisions and provisions regarding the acceleration of vesting and exercisability on certain transactions), except that (i) each Lev Stock Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock and Parent Preferred Stock as determined pursuant to Section 1.6(a), (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Lev Stock Option will be equal to the exercise price per share of Lev Common Stock at which such Lev Stock Option was exercisable immediately prior to the Effective Time and (iii) all vesting period with respect thereto shall, to the extent provided by the terms thereof, accelerate, and be subject to any other rights which arise under the Lev Option Plan or the option agreements evidencing awards thereunder as a result of the transactions contemplated by this Agreement. At the Effective Time, (x) all references in the related stock option agreements to Lev shall be deemed to refer to Parent and (ii) Parent shall assume all of Lev 's obligations with respect to Lev 's options as so amended. As promptly as reasonably practicable after the Effective Time, Parent shall issue to each holder of an outstanding Lev option a document evidencing the foregoing assumption by Parent.

         (b) At the Effective Time, each outstanding warrant to purchase shares of Lev Common Stock (each, a "Lev Warrant"), whether or not vested, shall, by virtue of the Merger, be assumed by Parent. Each Lev Warrant so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions of such options or warrants immediately prior to the Effective Time (including, without limitation, any repurchase rights or vesting provisions and provisions regarding the acceleration of vesting and exercisability on certain transactions), except that (i) each Lev Warrant will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock and Parent Preferred Stock as determined pursuant to Section 1.6(a), (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Lev Warrant will be equal to the exercise price per share of Lev Common Stock at which such Lev Stock Warrant was exercisable immediately prior to the Effective Time and
(iii) all vesting period with respect thereto shall, to the extent provided by the terms thereof, accelerate, and be subject to any other rights which arise under the warrant agreements related thereto. At the Effective Time, (x) all references in the related stock warrant agreements to Lev shall be deemed to refer to Parent and (ii) Parent shall assume all of Lev 's obligations with respect to Lev 's warrants as so amended. As promptly as reasonably practicable after the Effective Time, Parent shall issue to each holder of an outstanding Lev Warrant a document evidencing the foregoing assumption by Parent.

         (c) It is intended that the Lev Stock Options assumed by Parent shall qualify following the Effective Time as incentive stock options as defined in
Section 422 of the Code to the extent the Lev Stock Options qualified as incentive stock options immediately prior to the Effective Time and the provisions of this Section 5.4 shall be applied consistently with such intent.

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                                       32

     5.5 Parent Stock Options and Warrants. At the Effective Time, each outstanding option to purchase shares of Parent Common Stock (each, a "Parent Stock Option") under the Parent Option Plan or otherwise, whether or not vested, and each outstanding Parent Warrant, whether or not then exercisable, shall, by virtue of the Merger, be canceled.

     5.6 Parent Board of Directors. Prior to the Effective Time, the Board of Directors of Parent, in accordance with applicable law and the Parent Charter Documents, shall take all necessary action (which action may include the resignation of existing directors) to cause the Board of Directors of Parent, as of the Effective Time, to appoint each of Judson Cooper, Joshua D. Schein, Scott Eagle, Eric Richman and Thomas Lanier as directors of Parent.

     5.7 Parent Management. Prior to the Effective Time, the Board of Directors of Parent, in accordance with applicable law and the Parent Charter Documents shall take all necessary action to appoint Judson Cooper as Chairman of the Board of Parent and Joshua D. Schein as Chief Executive Officer.

     5.8 Conveyance Taxes. Parent, Lev and Lev Merger Sub shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding (i) any real property transfer gains, sales, use, transfer, value-added, stock transfer and stamp Taxes, (ii) any recording, registration and other fees, and (iii) any similar Taxes or fees that become payable in connection with the transactions contemplated hereby. The Taxes described in clause (i) shall be paid equally by Parent and Lev.

     5.9 No Negotiation. Until the Effective Date, or such time, if any, as this Agreement is terminated pursuant to Article VI below, neither Parent nor Lev shall, nor shall they permit any of their respective affiliates, directors, officers, employees, investment bankers, attorneys or other agents, advisors or representatives to, directly or indirectly, (a) sell, offer or agree to sell its business, by sale of shares or assets, merger or otherwise (each an "Acquisition Transaction") other than pursuant to this Agreement, (b) solicit or initiate the submission of any proposal for an Acquisition Transaction, or (c) participate in any discussions or negotiations with, or furnish any information concerning its business to, any corporation, person or other entity in connection with a possible Acquisition Transaction other than pursuant to this Agreement.

     5.10 Certificate of Designations of Parent Preferred Stock. Prior to or at the Effective Time, Parent shall have filed a Certificate of Designations for the Parent Preferred Stock with the State of Nevada in the form set forth in Exhibit D to this Agreement.

     5.11 Audited Financial Statements of Parent. Prior to or at the Effective Time, Parent shall have provided to Lev audited financial statements of Parent and its Subsidiaries for the fiscal years ended September 30, 2004 and 2003.

     5.12 Survival after Closing. All of the covenants and obligations of the parties to this Agreement, which by their terms are to be performed or will become effective after the Closing, including without limitation, those contained in Sections 1.6, 1.12, 5.4, 5.5, 5.7, 5.8, 5.9, 5.10 and 5.11 shall survive the Closing.

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                                       33

                                   ARTICLE VI
                            CONDITIONS TO THE MERGER
                            ------------------------

     6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Mergers shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any of which may be waived if waived in writing by both Parent and Lev:

         (a) Stockholder Approval. This Agreement shall have been adopted and the Merger shall have been duly approved by the requisite vote under applicable law and the Lev Charter Documents by the stockholders of Lev.

         (b) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

         (c) Schedules. Each of the parties hereto shall have delivered to each other complete and accurate Schedules to this Agreement and such Schedules shall have been approved by the recipient.

         (d) Exhibits. The parties shall mutually agree upon the form and substance of all the agreements attached as Exhibits to this Agreement, which agreements shall be executed and delivered to each other at the Closing Date.

     6.2 Additional Conditions to Obligations of Lev. The obligation of Lev to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Lev:

         (a) Representations and Warranties. The representations and warranties of Parent and Lev Merger Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except to the extent any such representation and warranty expressly speaks as of an earlier date) and Lev shall have received a certificate signed on behalf of Parent by the Chief Executive Officer of Parent to such effect; provided, however, that notwithstanding anything herein to the contrary, this Section 6.2(a) shall be deemed to have been satisfied even if such representations or warranties are not so true and correct unless the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has had, or is reasonably likely to have, a Parent Material Adverse Effect.

         (b) Agreements and Covenants. Each of Parent and Lev Merger Sub shall have performed or complied with, in all material respects, all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and Lev shall have received a certificate to such effect signed on behalf of each of Parent and Lev Merger Sub by an authorized officer of Lev.

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                                       34

         (c) Board of Directors Receivable. Immediately prior to the Effective Time, the Board of Directors of the Parent shall pay the receivable of $68,471 to the Parent.

         (d) OTC Bulletin Board. At the Effective Time, the shares of Parent shall be quoted on the OTC Bulletin Board.

         (e) Audited Financial Statements of Parent. Prior to or at the Effective Time, Parent shall have provided to Lev audited financial statements of Parent for the fiscal years ended September 30, 2004 and 2003.

         (f) PWC Review. Prior to the Effective Time, PricewaterhouseCoopers LLP, Lev's independent accountants, shall have completed its review of the current and certain past officers, directors and principal stockholders of Parent, which results of such review shall be satisfactory to Lev.

         (g) No Closing Material Adverse Effect. Since the date hereof, there has not occurred a Parent Material Adverse Effect. For purposes of the preceding sentence and Section 6.2(a), the occurrence of any of the following events or circumstances, in and of themselves and in combination with any of the others, shall not constitute a Parent Material Adverse Effect:

         (1) any litigation or threat of litigation filed or made after the date hereof challenging any of the transactions contemplated herein or any shareholder litigation or threat of shareholder litigation filed or made after the date hereof resulting from this Agreement or the transactions contemplated herein;

         (2) any adverse change, event or effect that is demonstrated to be caused primarily by conditions generally affecting the United States economy; and

         (3) any adverse change, event or effect that is demonstrated to be caused primarily by conditions generally affecting the healthcare, biotechnology, or services industries.

     6.3 Additional Conditions to the Obligations of Parent and Lev Merger Sub. The obligations of Parent and Lev Merger Sub to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by
Parent:

         (a) Representations and Warranties. The representations and warranties of Lev set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except to the extent any such representation and warranty expressly speaks as of an earlier date) and Parent shall have received a certificate signed on behalf of Lev by the Chief Executive Officer of Lev to such effect; provided, however, that notwithstanding anything herein to the contrary, this Section 6.3(a) shall be deemed to have been satisfied even if such representations or warranties are not so true and correct unless the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has had, or is reasonably likely to have, a Lev Material Adverse Effect.

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                                       35

         (b) Agreements and Covenants. Lev shall have performed or complied with, in all material respects, all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Parent shall have received a certificate to such effect signed on behalf of Lev by an authorized officer of Lev.

         (c) Assumption of Debt of Certain Stockholders of Parent. At the Effective Time, Lev shall assume an aggregate $350,000 of liabilities from certain stockholders of Parent.

         (d) Financial Statements of Lev. Prior to the Effective Time, Lev shall provide to Parent, an unaudited consolidated balance sheet of Lev and its Subsidiaries the Interim Financial Statements, which will reflect cash of approximately $6.6 million and stockholders' equity of approximately $6 million

         (e) No Closing Material Adverse Effect. Since the date hereof, there has not occurred a Lev Material Adverse Effect. For purposes of the preceding sentence and Section 6.3(a), the occurrence of any of the following events or circumstances, in and of themselves and in combination with any of the others, shall not constitute a Lev Material Adverse Effect:

         (1) any litigation or threat of litigation filed or made after the date hereof challenging any of the transactions contemplated herein or any shareholder litigation or threat of shareholder litigation filed or made after the date hereof resulting from this Agreement or the transactions contemplated herein;

         (2) any adverse change, event or effect that is demonstrated to be caused primarily by conditions generally affecting the United States economy; and

         (3) any adverse change, event or effect that is demonstrated to be caused primarily by conditions generally affecting the healthcare, biotechnology, or services industries.

                                  ARTICLE VII
                        TERMINATION, AMENDMENT AND WAIVER
                        ---------------------------------

     7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the requisite approval of the stockholders of Lev:

         (a) by mutual written consent duly authorized by the Boards of Directors of Parent and Lev; or

         (b) by either Parent or Lev if the Merger shall not have been consummated by January 15, 2005, which date shall be automatically extended for an additional period of up to two (2) weeks, as it may be necessary to obtain

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                                       36
the requisite stockholder approval by the stockholders of Lev (such date, or such other date that may be agreed by mutual written consent, being the "Outside Date") for any reason; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of, or resulted in the failure of, the Merger to occur on or before such date if such action or failure to act constitutes a breach of this Agreement; or

         (c) by either Parent or Lev if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action shall have become final and nonappealable or any law, order, rule or regulation is in effect or is adopted or issued, which has the effect of prohibiting the Merger.

     7.2 Fees and Expenses. All Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses whether or not the Merger is consummated, except that in the event the Merger is consummated, accounting fees and expenses related to the preparation of the audited financial statements of Parent for the fiscal years ended September 30, 2004 and 2003 shall be split equally between Lev and the principals of Parent. As used in this Agreement, "Expenses" shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and all other matters relating to the closing of the Merger and the other transactions contemplated hereby.

     7.3 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval and adoption of this Agreement by the stockholders of Lev, there shall not be any amendment that by law requires further approval by the stockholders of Lev without the further approval of such stockholders. This Agreement may not be amended by the parties hereto except by execution of an instrument in writing signed on behalf of each of Parent, Lev and Lev Merger Sub.

     7.4 Extension; Waiver. At any time prior to the Effective Time, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

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                                       37

                                  ARTICLE VIII
                               GENERAL PROVISIONS
                               ------------------

     8.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given on the day of delivery if delivered personally or sent via telecopy (receipt confirmed) or on the second business day after being sent if delivered by commercial delivery service, to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

         (a) if to Parent or Lev Merger Sub:

             James A. Eller
             2560 West Main Street, Suite 200
             Littleton, CO 80120
             Telecopier:

         (b) if to Lev, to

             Lev Pharmaceuticals, Inc.
             122 E. 42nd Street
             Suite 2606
             New York, NY  10022
             Attn:  Joshua D. Schein
             Telecopier:


     8.2 Interpretation. (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

         (b) For purposes of this Agreement, the term "knowledge" means with respect to a party hereto, with respect to any matter in question, that any of the officers of such party has actual knowledge of such matter.

         (c) For purposes of this Agreement, the term "person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

         (d) For purposes of this Agreement, an "agreement," "arrangement," "contract," "commitment" or "plan" shall mean a legally binding, written agreement, arrangement, contract, commitment or plan, as the case may be.

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                                       38

     8.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     8.4 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Parent Schedule and the Lev Schedule constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

     8.5 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     8.6 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which t they are entitled at law or in equity. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

     8.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

     8.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

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                                       39

     8.9 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     8.10 Waiver of Jury Trial. EACH OF PARENT, LEV AND LEV MERGER SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, LEV AND LEV MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.



          [Remainder of page is blank; signatures appear on next page.]

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



     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.


                                            Fun City Popcorn, Inc.

                                            By:  /s/  James Eller
                                               -------------------------------
                                            Name:     James Eller
                                            Title:    Chief Executive Officer


                                            Lev Pharmaceuticals, Inc.

                                            By:  /s/  Joshua D. Schein
                                               -------------------------------
                                            Name:     Joshua D. Schein
                                            Title:    Chief Executive Officer


                                            Lev Acquisition Corp.

                                            By:  /s/  Gary A. Agron
                                               -------------------------------
                                            Name:     Gary A. Agron
                                            Title:

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